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                                                                      EXHIBIT 83

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                                    WHAT IS

                                      THE

                              "VALLEY OF DESPAIR"(1)?





                        It's a place where Union Pacific

                      Resources finds itself, as evidenced

                       by its sworn submission to the IRS

                        in 1996 describing the trend of

                       steep declines in its production.









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(1) From a sworn submission to the Internal Revenue Service dated June 3, 1996 by Union Pacific Corporation and Union Pacific Resources Group Inc.: "[UPR] management refers to the trend of steep declines in production from existing properties as the 'valley of despair'...." (page 7).


                          Paid for by Pennzoil Company


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